SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                   FORM 8-K




                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of Earliest Event Reported): November 17, 1999



                            FIRST SCIENTIFIC, INC.
            -----------------------------------------------------
           (Exact name of registrant as specified in this Charter)



         Delaware                     0-24378                  33-0611745
  ----------------------------    ------------------         --------------
 (State or other jurisdiction    (Commission File            (IRS Employer
       of incorporation)              Number)             Identification No.)



         1877 West 2800 South, Suite 200, Ogden, Utah           84401
     -------------------------------------------------------------------------
          (Address of principal executive offices)            (Zip Code)



     Registrant's Telephone Number, Including Area Code:  (801) 393-5781
							                ---------------

 ITEM 5.  OTHER EVENTS.

 Appointment of New President and CEO and New Directors to the Board
 -------------------------------------------------------------------
      On November 15, 1999, First Scientific, Inc. (the "Company") accepted the resignation of Douglas R. Warren as President and Chief Executive Officer effective November 17, 1999. Mr. Warren remains as a member of the Board of Directors of the Company. He was replaced by Randall L. Hales, who had previously served as Vice President of Sales and Marketing of the Company. In addition to his appointment as President and Chief Executive Officer, Mr. Hales was also elected to the Board of Directors. At the same time, Gary L. Crittenden and Dan C. Jorgensen were elected as Members of the Board of Directors. All three directors will serve until the Company's next annual meeting of the shareholders. Reed
 J. Tanner also submitted his resignation as Secretary of the Corporation, effective November 17, 1999. He was replaced by Gordon M. Davis who is currently Vice President of Administration and Chief Financial Officer of the Company.

      Randall L. Hales, age 32, is the new President and Chief Executive Officer of the Company, and a Director. He received his bachelor's degree from the school of engineering at Brigham Young University in 1991. Mr. Hales began his career working at David Weekley Homes in 1990, and before leaving in 1995 was general manager of operations. He joined Daltile International in March of 1995 and served as managing director of its $300 million glazed wall tile division in Dallas, Texas. In 1999 Mr. Hales began employment with First Scientific as Vice President of Sales and Marketing. Throughout his career, he has been responsible for operations, manufacturing, sales, marketing and general management of the various entities.

      Gary L. Crittenden, age 46, joined Monsanto Chemical Company in 1999 as senior vice president and chief financial officer. Previously, Mr. Crittenden was executive vice president and chief financial officer of Sears Roebuck and Company from 1996 through 1998. Prior to joining Sears, he was senior vice president and chief financial officer at Melville Corporation, Rye, New York from 1994. Mr. Crittenden has also served as a consultant to Bain & Company in Boston, Massachusetts, where he also held senior management and marketing positions. Mr. Crittenden serves on the board of directors for Ryerson-Tull and Wilson Corporation. Mr Crittenden earned a bachelor's degree from Brigham Young University and an MBA degree from Harvard University.

 Dan C. Jorgensen, age 61, has been president of Jorgensen and Associates since 1994, which is involved with energy, financial services and investment projects in developing countries and Russia. In addition to founding Citicorp Insurance USA and Citicorp Insurance Bermuda, Mr. Jorgensen has also served as senior vice president Special Finances Division at AIG. Mr. Jorgensen serves on several boards including: Institute for Professional Medical Education, Calif.; Conseco Bank, Utah; Utah Symphony, Utah; Snow College Foundation, Utah; and Foundation Jean Monnet pour l'Europe, Lausanne, Switzerland. Mr. Jorgensen holds a bachelor's degree from Brigham Young University and an MBA degree from Harvard University.

 Gordon M. Davis, age 54, obtained a Bachelor of Science degree in business management from the University of Utah and has spent his career in banking, finance, management, and consulting. Over the past five years, Mr. Davis was president of Satellite Image Systems, Salt Lake City, Utah in 1992 and 1993 and president of EE Multimedia, Inc., Salt Lake City, Utah in 1995. During 1996 Mr. Davis was part owner of a solarium company in Salt Lake City, Utah. During 1997 and 1998, he was a consultant to a real estate development project in South America and served as a management and financial consultant to other early stage development ventures, including First Scientific, which hired him as a full-time employee in August, 1998.





                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   FIRST SCIENTIFIC, INC.
                                          (Registrant)




 Date: December 6, 1999    By:   /s/ Gordon M. Davis
					------------------------------------
                               Gordon M. Davis, Vice President/CFO